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                                                            EXHIBIT (10)(m)


                            THE LUBRIZOL CORPORATION
                        DEFERRED STOCK COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS
                                                         September 17, 1991

                                    PURPOSE

1. The Lubrizol Corporation (the "Company") hereby establishes its Deferred Stock Compensation Plan for Outside Directors (the "Plan") in order to promote the interests of the Company and its shareholders by having a portion of the total compensation payable to its outside directors be deferred and paid in the form of common shares of the Company, thereby increasing each Director's beneficial ownership of Company common shares as well as each Director's proprietary interest in the Company.

                                 EFFECTIVE DATE

2.   The effective date of the plan is October 1, 1991.

                               COMMON SHARE UNITS

3. In addition to the cash compensation otherwise payable to each outside director of the Company, the Company shall establish and maintain a Deferred Stock Account for and in the name of each outside director. Subject to the provisions of Section 10, on the first day of October in each calendar year, the Company shall credit 100 common share units ("Units") to the Deferred Stock Account of each person who is an outside director of the Company on said date.

                              DIVIDEND EQUIVALENTS

4. As of each dividend record date declared with respect to the Company's common shares, the Company shall credit the Deferred Stock Account of each director with an additional number of Units equal to:

     (a) the product of (i) the dividend per common share of the Company which is payable with respect to such dividend record date, multiplied by (ii) the number of Units credited to the director's Deferred Stock Account as of such dividend record date;

                                   divided by

     (b) the closing price of a common share of the Company on the dividend record date (or if such stock was not traded on that date, on the next preceding date on which such common shares were traded), as
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          reported by the New York Stock Exchange - Composite
          Transactions Reporting System.


                         DISTRIBUTION OF COMMON SHARES

5. (a) Each director, or, in the event of death, his/her beneficiary, shall be entitled to receive one common share of the Company (a "Share" or "Shares") for each Unit credited to his Deferred Stock Account, payable at such time or times as
          hereinafter provided.    Once  a Share has  been
          distributed with respect to a Unit, that Unit shall be canceled.

     (b) Unless otherwise elected by the director in accordance with the provisions of Section 5(c), all Shares shall be distributed to the director or beneficiary, as the case may be, on the first day of the month following the date on which the director ceases to be a director for any reason.

     (c) At any time prior to the first time that the Company credits Units to the director's Deferred Stock Account, the director may irrevocably elect to have all Shares to which the director will be entitled under this Plan distributed to him/her (or in the event of his/her death, the director's designated beneficiary) in ten or fewer annual installments commencing on the first day of the month following the date on which such director ceases to be a director of the Company for any reason. The number of Shares to be distributed with each installment shall be equal to the nearer whole number obtained by dividing the number of Units then credited to the director's Deferred Stock Account by the number of unpaid installments.

     (d) Units with respect to which no distribution of Shares has yet occurred shall continue to be held in the director's Deferred Stock Account and credited with dividend equivalents in accordance with Section 4.

                            BENEFICIARY DESIGNATION

6. (a) Each director may, from time to time, by writing filed with the Company, designate any legal or natural person or persons (who may be designated

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          contingently or successively) to whom Shares
          attributable to the director's Units are to be distributed if the director dies prior to having received all of such Shares to which he/she is entitled under Section 5. A beneficiary designation will be effective only if the signed form is filed with the Company while the director is alive and will cancel all beneficiary designation forms filed earlier.

     (b) To the extent that a director fails to designate a beneficiary or beneficiaries as provided in this
          Section 6, or if all designated beneficiaries die before the director or before the distribution of all Shares attributable to the director's Units, all remaining Shares attributable to such Units shall be distributed to the estate of the director as soon as practicable after such death.

                      ACCELERATION OF SHARE DISTRIBUTIONS

7. The Company may accelerate the distribution of Shares with respect to Units credited to the Deferred Stock Account of any director for reasons of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Company determines that a director needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the director or a member of his/her family, loss of the director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the director. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

                                TRANSFERABILITY

8. The interests of any director or beneficiary under the Plan are not subject to the claims of the director's creditors and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

                               SHAREHOLDER STATUS

9. Prior to the date that Shares are distributed to a director (or beneficiary), the director (or beneficiary) shall have no rights of a shareholder with respect to the Units. The director's rights under this Plan are solely that of an unsecured creditor of the Company and the Company shall not be obligated to hold any Shares in trust or as a segregated fund.

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                               CHANGES IN SHARES

10. In the event of any change in the number of outstanding Shares by reason of any stock dividend, stock split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Units to be credited in accordance with Section 3, the number of Units held in the director's Deferred Stock Account and the Shares to be distributed in accordance with this Plan shall be appropriately adjusted to take into account any such event.

                                   SUCCESSORS

11. This Plan shall be binding upon any assignee or successor in interest to the Company whether by merger, consolidation or sale of all or substantially all of the Company's assets.

                           AMENDMENT AND TERMINATION

12. The Board of Directors of the Company may, from time to time, amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the rights of any director or beneficiary without his/her consent with respect to Units credited prior to such amendment or termination.

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                               FIRST AMENDMENT TO
                            THE LUBRIZOL CORPORATION
                        DEFERRED STOCK COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS

                                    RECITALS

A.   On September 23, 1991, by action of its Board of Directors,
     The Lubrizol Corporation (the "Company") established its
     Deferred Stock Compensation Plan for Outside Directors (the
     "Plan").

B.   The Plan became effective on October 1, 1991.

C. Effective August 10, 1992, the annual award of 100 common share units ("Units") under the Plan to each outside director became 200 Units, to reflect the effect of the 100% stock dividend declared on the Common Shares of the Company effective August 10, 1992.

D. It is appropriate, at this time, to amend the Plan, pursuant to Section 12 of the Plan, increasing the number of Units awarded on the first day of October in each calendar year to 300 Units; accordingly:
                                   AMENDMENT
1. Section 3 of the Plan is hereby amended by changing the last sentence thereof to read as follows:

         "Subject to the provisions of Section 10, on the first day of October in each calendar year, the Company shall credit 300 common share units ("Units") to the Deferred Stock Account of each person who is an outside director of the Company on said date."

2. In all other respects, all provisions of the Plan shall remain in full force and effect.

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